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                                                                   Exhibit 10.19

                                   EXHIBIT A

     THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SERIES A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JUNE 16, 1995 BETWEEN OBLIGOR AND THE COMPANY.


                                PROMISSORY NOTE


$47,725.00                                               Santa Clara, California
                                                                   June 16, 1995


     FOR VALUE RECEIVED pursuant to that certain Series A Preferred Stock Purchase Agreement dated June 16, 1995 (the "Agreement"), by and among LEWIS SOLOMON, an individual (the "Obligor") and TERAYON CORPORATION, a California corporation (the "Company"), Obligor hereby unconditionally promises to pay to the order of the Company, at its offices in Santa Clara, California, or at such other place as the Company may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty-Seven Thousand Seven Hundred Twenty-Five Dollars ($47,725.00) together with interest accrued from the date hereof on the unpaid principal at the rate of 10.00% per annum (the "Rate"), on the terms and conditions set forth more fully herein.

     This promissory note (the "Note") is the Promissory Note referred to in and executed and delivered pursuant to Paragraph 1 of the Agreement. Capitalized words and terms used but not defined herein shall have their respective meanings as set forth in the Agreement.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in full on the earlier of: (i) June 16, 2000; or (ii) the thirtieth (30th) day following the day on which Obligor ceases to serve as a member of the Company's Board of Directors.

     2. INTEREST. Interest shall be payable annually in arrears and shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed. In the event that Obligor should fail to pay any interest due under or on this Note of such amount, in addition to such other rights the Company may have, such amount due shall accrue additional interest at the "prime rate" of interest announced from time to time by Bank of America NT & SA (or its successor), plus four percent (4%), per annum until such amount has been paid in full.

     3. PLEDGE. This Note shall be secured by the Fifty Thousand (50,000) shares of Series A Preferred Stock of the Company to be purchased by Obligor pursuant to the Agreement. If Obligor fails to pay any of the principal and accrued interest when due, the

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Company, at its sole option, shall have the right to make a claim against the
Obligor pursuant to the Stock Pledge Agreement attached as Exhibit B to the Agreement.

     4. PREPAYMENT. This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     5. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default hereunder ("Event of Default"):

          a. Obligor fails to pay any installment of principal or interest due under or on this Note on the Payment Date of such amount whether at stated maturity, acceleration or otherwise, and such failure shall not have been cured the Company's satisfaction within five (5) business days after the Company gives Obligor written notice of such failure; or

          b. Obligor shall become insolvent; or admit in writing his inability to pay his debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of his property or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within one hundred eighty (180) days after such appointment.

          c. This Note shall, for any reason other than the indefeasible payment in full of the obligations of Obligor hereunder, cease to be, or be asserted by Obligor not to be, a legal, valid and binding obligation of Obligor, enforceable in accordance with its terms.

     6. WAIVER OF DEFAULT. Any Event of Default may be waived only with the written consent of the Company. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     7. REMEDIES. Upon the occurrence and continuance of any Event of Default, the Company may, at its option, do any one or more of the following, all of which are hereby authorized by Obligor:

          a. Declare all or any of the obligations of Obligor under this Note to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable; and

          b. Exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted under the Stock Pledge Agreement or otherwise available at law or in equity.

     8. RIGHTS AND REMEDIES CUMULATIVE. The Company's rights and remedies under this Note shall be cumulative. No exercise by the Company of one right or remedy shall be

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deemed an election and no delay by the Company shall constitute a waiver, election or acquiescence by the Company.

     9. NOTICES. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified or (ii) upon receipt if sent by commercial overnight courier or by facsimile transmission (with confirmation of receipt) or by certified or registered mail, return receipt requested. All notices shall be sent to the address or facsimile number (as the case may be) indicated for such party below, or at such other address as such party may designate by ten (10) days advance written notice hereunder to the other parties:

          IF TO OBLIGOR:      LEWIS SOLOMON
                              G&L Investments
                              144 Nassau Boulevard
                              West Hampstead, NY  11552

          IF TO THE COMPANY:  TERAYON CORPORATION
                              404 Saratoga Avenue
                              Suite 201
                              Santa Clara, CA  95050
                              Attention:  Chief Financial Officer


     10. SEVERABILITY. Any provision in this Note that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Note are declared to be severable.

     11. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Obligor and upon the successors and assigns, heirs and legal representatives of Obligor and shall inure to the benefit of the Company's successors and assigns; all references herein to Obligor and to the Company shall be deemed to include their successors and assigns, heirs and legal representatives, as applicable. Obligor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Obligor. All references to the singular shall be deemed to include the plural where the context so requires.

     12. GOVERNING LAW. This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                                    OBLIGOR:


                                    ____________________________________
                                    LEWIS SOLOMON

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